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                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:   Vernon A. LoForti
           Vice President & CFO
           (619) 571-5555



                      OVERLAND DATA REPORTS CLASS ACTION LAWSUIT


SAN DIEGO, California, April 25, 1997 - Overland Data, Inc. (NMS:OVRL) announced today that a class action lawsuit has been filed against the Company and certain of its officers and directors in the U.S. District Court of the Southern District of California. The suit alleges certain violations of federal securities laws in connection with Overland's initial public offering. The Company stated that it intends to vigorously defend itself against the lawsuit